Exhibit 10.3

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made and entered into as of                         , 2008 (the “Date of Grant”), by and between AutoGenomics, Inc., a California corporation (the “Company”), and                                  (“Optionee”).

R E C I T A L S

A. The Board of Directors (the “Board”) of the Company desires to grant Optionee the right to purchase certain shares of the common stock, no par value, of the Company (“Common Stock”), on the terms and subject to the conditions set forth herein.

B. The parties now desire to enter into this Agreement to memorialize the grant of a stock option to Optionee for the term and upon the terms and conditions hereinafter stated.

A G R E E M E N T

In consideration of the foregoing recitals and of the mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:

1. Grant. Effective as of the Date of Grant, the Company hereby grants to Optionee the right to purchase from the Company up to a maximum of                      shares (the “Shares”) of Common Stock, on the terms and subject to the conditions of this Agreement (the “Option”). The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price. The price at which Optionee shall be entitled to purchase the Shares is $[                ] per share (the “Exercise Price”).

3. Vesting Provisions. [The Option shall be deemed vested and exercisable with respect to                  Shares as of the Date of Grant.] Except as otherwise provided in any other written agreement between Optionee and the Company, the [remaining] Shares shall vest and become exercisable in equal annual installments of                  Shares each on an anniversary of the Date of Grant, such that, from and after the                  anniversary of the Date of Grant, the Option shall be vested as to all of the Shares and fully exercisable, subject to Optionee’s continued service as an employee, director or consultant to the Company or any subsidiary on each such vesting date. These installments shall be cumulative, such that Optionee may exercise the Option as to any or all of the Shares covered by any installment at any time or times after such installment vests and prior to termination of the Option. The foregoing notwithstanding, except as otherwise provided herein or in any other written agreement between Optionee and the Company, the Option shall cease vesting upon the termination of Optionee’s status as an employee, director or consultant the Company and its subsidiaries for any reason.

For purposes of this Agreement, Optionee’s continuous service to the Company shall not be deemed to have terminated merely because of a change in the capacity in which Optionee renders service to the Company or any subsidiary as an employee, consultant or director, provided that there is no interruption or termination of Optionee’s continuous service to the Company or any subsidiary. For example, a change in status from an employee of the Company to a consultant of the Company will not constitute an interruption of Optionee’s continuous service. A leave of absence from employment taken with the consent of the Company shall not be considered a termination of employment for purposes of this Agreement.

4. Exercise and Delivery of Shares.

(a) The Option may be exercised only before it expires, and shall be exercisable at any time prior to termination by delivering (i) written notice to the Company specifying the number of full Shares to be purchased, (ii) payment of the Exercise Price and any applicable withholding tax in any form permitted under Section 4(b) below, and (iii) an executed Restricted Stock Purchase Agreement in the form attached hereto as Exhibit I together with two executed in blank, undated stock powers as provided in the Restricted Stock Purchase Agreement. Except as otherwise expressly provided herein, vesting of the Option shall cease upon the termination of Optionee’s status as an employee, director or consultant of the Company for any reason.

(b) Payment of the Exercise Price may be paid in any one of the following forms:

(i) Cash or check;

(ii) With the consent of the Board, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Board; or

(iii) With the consent of the Board, by delivery of Shares then issuable upon exercise of the Option having a fair market value (as determined by the Board) on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iv) On and after the Public Trading Date (as defined below), with the consent of the Board such payment may be made, in whole or in part, through the delivery of Shares which have been owned by Optionee for at least six months (or such other period of time as may be determined by the Board, in its sole discretion), duly endorsed for transfer to the Company with a fair market value (as determined by the Board) on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(v) On and after the Public Trading Date, through the delivery of a notice that Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(vi) Subject to any applicable laws, any combination of the consideration provided in the foregoing paragraphs (i), (ii), (iii), (iv) and (v).

For purposes of this Agreement, “Public Trading Date” means the first date upon which the Company is subject to the reporting requirements of Section 13 or 15(d)(2) of the Securities Exchange Act of 1934, as amended.

5. Termination. This Agreement and the Option shall terminate upon the first to occur of the following:

(a) Ten years from the date of this Agreement;

(b) The termination of the Option as provided in Sections 10 and 11;

(c) The termination of Optionee’s status as an employee, director or consultant of the Company for Cause (as such term is defined in Section 3(a) of Exhibit I (the Restricted Stock Purchase Agreement) attached hereto); and

(d) Three (3) months after the termination of Optionee’s status as an employee, director or consultant of the Company, in the event such status is terminated by Optionee or by the Company for other than Cause (unless such status terminates due to death or disability or Optionee dies or becomes disabled within three (3) months of the date on which such status is terminated (other than by the Company for Cause), in which case this Agreement and the Option shall terminate twelve (12) months after Optionee’s employment terminates).

6. Nontransferability of Option. The Option may not be assigned or transferred, except by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Option is to be passed to one or more beneficiaries of Optionee upon the death of Optionee. During the lifetime of Optionee, the Option shall be exercisable only by Optionee. After the death of Optionee, the Option may be exercised prior to its termination only by Optionee’s legal representative, legatee or a person who acquired the right to exercise the Option by reason of the death of Optionee. Any attempt to assign or transfer the Option contrary to the provisions hereof shall be null and void.

7. Adjustments. Pursuant to Section 10, the number or kind of shares issuable upon exercise of the Option and/or the Exercise Price is subject to adjustment in the event of certain stock splits, stock dividends, recapitalizations, reorganizations or similar capital adjustments and in connection with certain mergers, consolidations and asset sales. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through a stock split, stock dividend, recapitalization, reorganization or similar capital adjustment (other than in connection with a merger or consolidation described in Section 10), appropriate adjustments shall be made in (i) the number and kind of shares of capital stock which may be purchased pursuant to the exercise of outstanding Options granted under this Agreement and (ii) the exercise price of outstanding Options granted under this Agreement. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

8. Compliance With Securities Law. Optionee agrees to exercise the Option in compliance with all applicable federal and state securities laws and agrees to cooperate with the Company in taking any and all action which may be deemed necessary or desirable to ensure such compliance.

9. Tax Consequences of Exercising this Option. This Option is not intended to, and does not, qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Under the Code, upon exercise of the Option, the difference between the exercise price of the Option and the fair market value of the Shares purchased at the time of such exercise is taxable as ordinary income and is subject to applicable withholding taxes. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s exercise of the Option or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the exercise of the Option or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

10. Certain Corporate Transactions. In the event of any Corporate Transaction (as such term is defined below), unless the Option is expressly assumed, or an equivalent option is substituted, by the corporation surviving such Corporate Transaction or by a parent or subsidiary of such surviving corporation, the Option will (i) become exercisable in full immediately prior to the consummation of such Corporate Transaction and (ii) terminate upon the consummation of such Corporate Transaction to the extent not exercised prior thereto. Any shares of Common Stock issued pursuant to the Option shall, except as otherwise provided in the applicable Restricted Stock Purchase Agreement, become fully vested upon the consummation of a Corporate Transaction. As used in this Section, “Corporate Transaction” means any of the following stockholder approved transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; (iii) any merger in which the Company is the surviving entity but in which the shares of the Company’s capital stock outstanding immediately prior to such transaction are converted into the right to receive cash, debt securities and/or equity securities of another corporation or (iv) the sale by the holders of more than 90% of the outstanding shares of the Company’s capital stock in a single transaction or a series of related transactions; provided, however, that a transaction shall not constitute a “Corporate Transaction” if: (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (iii) it constitutes the Company’s initial public offering of its securities. The Company shall provide written notice to Optionee at least ten (10) days prior to the consummation of any Corporate Transaction, which notice shall state whether or not the outstanding Options will be expressly assumed, or equivalent options will be substituted for the outstanding Options, by the corporation surviving such Corporate Transaction or by a parent or subsidiary of such surviving corporation, and if such is not the case, stating that the Option will become exercisable in full immediately prior to the consummation of such Corporate Transaction and will terminate upon the consummation of such Corporate Transaction to the extent not exercised prior thereto. The Optionee shall have the right to make the election to exercise such Option immediately prior to the consummation of such Corporate Transaction contingent upon the successful consummation of such Corporate Transaction, such that if such Corporate Transaction is not consummated, the Option shall not be deemed exercised.

11. Dissolution or Liquidation. In the event of any dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such dissolution or liquidation or at such other time and subject to such other conditions as shall be determined by the Board; provided, however, that the Company shall provide written notice to Optionee if the Option shall be so terminated at least ten (10) days prior to such termination.

12. Issue, Transfer Taxes and Other Expenses. The Company shall pay any and all original issue and stock transfer taxes that may be imposed on the issuance or sale of Shares acquired pursuant to the exercise of the Option, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

13. Payment of Income Taxes. The Company or any applicable subsidiary may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such subsidiary to Optionee the requisite tax upon the amount of taxable income, if any, recognized by Optionee in connection with the exercise of the Option or the sale of Common Stock issued upon the exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company’s or such subsidiary’s concurrent or next payment of wages, salary, bonus or other income to Optionee or by payment to the Company or such subsidiary by Optionee of the required withholding tax, as the Board may determine.

14. Administration. The Board or any committee of the Board to which administration of this Agreement has been delegated by the Board to a committee of the Board (in which event, all references to the “Board” in this Agreement shall be deemed to be references to such committee), shall interpret this Agreement; prescribe, amend and rescind rules relating to this Agreement; determine the rights and obligations of Optionee under this Agreement; and authorize the amendment of the terms of any outstanding Options. The interpretation and construction by the Board of any provision of this Agreement or of any Option granted under this Agreement shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to this Agreement or any Option granted under this Agreement.

15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of personal service, (ii) on the third business day after mailing, if the document is mailed by registered mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by facsimile or other means of electronic transmission, with receipt confirmed. Any such notice shall be delivered or addressed (x) to Optionee at the address set forth below Optionee’s signature to this Agreement or at the most recent address specified by Optionee through written notice under this provision and (y) to the Company at the Company’s principal executive office. Failure to conform to the requirements of this Section shall not defeat the effectiveness of notice actually received by the addressee.

16. Rights as a Stockholder. Neither Optionee nor any legal representative, heir or legatee of Optionee shall have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the Shares to Optionee, or such representative, heir or legatee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are issued, except as expressly provided in Section 7.

17. No Rights to Existing Status. Nothing contained in this Agreement shall confer on Optionee any right to continue his or her existing status as an employee, director or consultant of the Company or shall limit the ability of the Company or any subsidiary to terminate, with or without cause, in its sole discretion, Optionee’s status as an employee, director or consultant of the Company.

18. Issuance of Common Stock. The Company’s obligation to issue shares of Common Stock upon exercise of an Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Optionee (or his or her legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable.

19. Arbitration. Except to the extent a party is entitled to injunctive or other equitable relief, any controversy or claim arising out of or relating to the Option, this Agreement or any agreement referred to herein shall be settled by final and binding arbitration before a single arbitrator in accordance with the then existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”), and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The single arbitrator (the “Arbitrator”) shall be a retired or former district court or appellate court judge of a United States District Court or United States Court of Appeals, or such other person with other qualifications as the parties to such arbitration may agree. Such arbitration shall be held in San Diego County, California. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and/or to enforce an arbitration award pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). The arbitrator shall not have the authority to award punitive damages to any party in any such arbitration proceedings. The arbitrator shall have no authority to require either party to pay the attorneys’ fees or costs of the other party as part of the arbitration award. Direct costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 19 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Optionee and the Company expressly waive their right to a jury trial.

20. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“THE COMPANY”	“OPTIONEE”

AUTOGENOMICS, INC.
Print or Type Name of Optionee

By:
Signature of Optionee
Title:
Optionee’s Address:

Facsimile No.:

[Signature Page for Stock Option Agreement]

EXHIBIT I

RESTRICTED STOCK PURCHASE AGREEMENT

[see the attached document]

RESTRICTED STOCK PURCHASE AGREEMENT

This RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this          day of                     , 200    , by and between AutoGenomics, Inc., a California corporation (the “Company”), and the undersigned optionee of the Company (“Optionee”).

R E C I T A L S

A. Optionee has been granted an option (the “Option”) pursuant to that certain Nonstatutory Stock Option Agreement, dated                     , between the Company and Optionee, to purchase                      shares (the “Shares”) of the voting common stock of the Company (the “Common Stock”) (the “Option Agreement”). Defined terms used herein without definition shall have the meanings given to such terms in the Option Agreement.

B. Optionee desires to exercise the Option in accordance with the terms of the Option Agreement.

C. Pursuant to the terms of the Option, Optionee agreed to execute additional documents, including this Agreement, in order to purchase the Shares and agreed that the Shares would be subject to certain rights and restrictions as provided herein.

A G R E E M E N T

In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

1. Payment of Purchase Price; Delivery of Shares. The Company hereby sells to Optionee the Shares at a purchase price of [$            ] per share for an aggregate purchase price of $                 (the “Purchase Price”). Upon the execution of this Agreement, Optionee shall pay the Purchase Price and any applicable withholding tax to the Company in any other form of lawful consideration permitted under the Option Agreement. Upon the Company’s receipt of payment of the Purchase Price and any applicable withholding tax from Optionee, the Company shall cause the Shares to be issued and (a) a stock certificate or certificates representing the Shares to be registered in the name of Optionee or (b) held in book entry form. To facilitate compliance with and enforcement of this Agreement, if a stock certificate is issued, it shall be delivered to and held in custody by the Secretary of the Company and shall bear the restrictive legends required under Section 11 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. Optionee shall also, concurrently with the execution hereof, deliver to the Secretary of the Company two undated stock powers executed in blank. The Shares shall be subject to the rights and restrictions as specifically set forth in this Agreement.

2. Rights and Restrictions with Respect to the Shares. No transfer or attempted transfer of any interest in the Shares shall be effective for any purpose, or confer on any transferee thereof, any rights whatsoever, unless made in compliance with the terms and conditions of this Agreement.

3. Repurchase Right Upon Termination of Service for Cause. Upon the termination of Optionee’s service with the Company for Cause (as such term is defined below), the Company shall have the right and option, but not the obligation, exercisable for a period six (6) months after the later of (i) the effective date of such termination and (ii), if any Shares are issued after the date of such termination upon a permitted exercise of the Option in accordance with the terms of the Option Agreement, the date of such post-termination permitted exercise, to repurchase any or all of the Shares for a price equal to the purchase price paid for the Shares to be repurchased. The repurchase rights provided in this Section 3(a) are freely assignable by the Company and may be exercised at any time during such six (6) month period by delivering to Optionee a written notice of repurchase together with a corporate check in the amount of the purchase price for the Shares to be repurchased. Upon tendering such purchase price, the Shares so purchased shall cease to be outstanding for all purposes. Optionee hereby authorizes and instructs the Secretary of the Company to complete one or more of the stock powers delivered concurrently herewith and to deliver such stock power to the Company together with one or more of the stock certificates delivered herewith, if applicable, and/or to make any adjustments to any book entry in order to effect any repurchase pursuant to this Section 3(a). As used in this Section 3, termination of service for “Cause” shall mean either (x) “Cause” as defined in Optionee’s employment agreement with the Company, if any, or (y), if there is no such definition or agreement, the termination of Optionee’s service upon (A) a determination by the Board that Optionee has intentionally engaged in an act of fraud, dishonesty or other intentional misconduct which has materially harmed the Company or its reputation, (B) a determination by the Board that Optionee has intentionally and materially failed or refused to perform duties reasonably assigned to Optionee which failure or refusal has not been cured within thirty (30) days after written notice to Optionee from the Company specifying the nature of such failure or refusal and of the Company’s intention to terminate Optionee for Cause if such failure or refusal is not cured within such thirty day period, or (C) Optionee’s conviction of a felony or misdemeanor involving intentional conduct involving moral turpitude or which the Board has determined materially harms the Company or its reputation (excluding traffic violations of all kinds). The Company’s repurchase rights set forth in this Section 3 shall terminate upon the first to occur of (A) the written agreement of the Company and Optionee and (B) the consummation by the Company of the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement declared effective under the Act.

4. Right of First Offer in Favor of the Company. If, at any time, Optionee desires to sell all or any portion of the Shares, Optionee shall deliver a written notice (the “First Offer Notice”) to the Company setting forth the terms on which Optionee would be willing to sell such Shares and shall therein offer to sell such Shares (the “Offered Shares”) to the Company on the terms set forth in the First Offer Notice. The First Offer Notice shall include at least the number of Offered Shares, the price at which the Offered Shares are being offered for sale and any other material terms and conditions for the purchase of the Offered Shares. For a period of thirty (30) days following receipt of the First Offer Notice, the Company shall have the right and option, but not the obligation, to purchase any or all of the Offered Shares in the same manner and on the same terms and conditions as set forth in the First Offer Notice. In the event the Company elects to purchase any of the Offered Shares, the Company shall give written notice to Optionee of the Company’s election within thirty (30) days of receipt of the Offer Notice indicating the number of Offered Shares the Company is electing to purchase, and shall consummate the purchase of such Offered Shares within thirty (30) days of such notice of election upon the terms set forth in the First Offer Notice. In the event the Company does not respond to the First Offer Notice within such 30-day period, the Company shall be deemed to have declined to exercise its rights under this Section 4. In the event the Company does not purchase all of the Offered Shares, Optionee may, subject to the provisions of Section 7 below, sell the Offered Shares which are not purchased by the Company to any third party on terms no more favorable to such third party than the terms set forth in the First Offer Notice; provided, however, that if such sale is not consummated within ninety (90) days of the date the Company exercises, declines to exercise or is deemed to have declined to exercise its rights under this Section 4, then the Offered Shares shall again be subject to all of the restrictions of this Section 4. The Company’s rights set forth in this Section 4 shall terminate upon the first to occur of (A) the written agreement of the Company and Optionee and (B) the consummation by the Company of the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement declared effective under the Act.

5. Right of First Refusal in Favor of the Company. If Optionee receives a Bona Fide Third Party Offer (as such term is defined below) to purchase all or any portion of the Shares, regardless of whether such Bona Fide Third Party Offer is unsolicited or is obtained as a result of Optionee’s efforts following compliance with Section 4 above, and Optionee desires to accept such Bona Fide Third Party Offer, Optionee shall, within thirty (30) days of the receipt thereof, deliver a written notice (the “Right of First Refusal Notice”) to the Company setting forth the terms of the Bona Fide Third Party Offer and shall therein offer to sell such Shares (the “Right of First Refusal Shares”) to the Company on the terms set forth in the Bona Fide Third Party Offer. As used herein, “Bona Fide Third Party Offer” shall mean an arms-length offer in writing by a third party to Optionee which shall include at least the following: (i) the third party’s expressed offer to purchase the Right of First Refusal Shares; (ii) the price per share to purchase the Right of First Refusal Shares; and (iii) the method of payment and other terms and conditions for the purchase of the Right of First Refusal Shares. For a period of thirty (30) days following receipt of the Right of First Refusal Notice, the Company shall have the right and option, but not the obligation, to purchase any or all of the Right of First Refusal Shares in the same manner and on the same terms and conditions as set forth in the Bona Fide Third Party Offer. In the event the Company elects to purchase any of the Right of First Refusal Shares, the Company shall give written notice to Optionee of the Company’s election within thirty (30) days of receipt of the Right of First Refusal Notice indicating the number of Right of First Refusal Shares the Company is electing to purchase, and shall consummate the purchase of such Right of First Refusal Shares within thirty (30) days of such notice of election upon the terms set forth in the Right of First Refusal Notice. In the event the Company does not respond to the Right of First Refusal Notice within such thirty (30)-day period, the Company shall be deemed to have declined to exercise its rights under this Section 5. In the event the Company does not purchase all of the Right of First Refusal Shares, Optionee may sell the Right of First Refusal Shares which are not purchased by the Company to the third party in accordance with the terms set forth in the Bona Fide Third Party Offer; provided, however, that if the proposed transaction is not consummated within thirty (30) days of the date the Company exercises, declines to exercise or is deemed to have declined to exercise its rights hereunder, then the Right of First Refusal Shares shall again be subject to all of the restrictions of this Section 5. The Company’s rights set forth in this Section 5 shall terminate upon the first to occur of (A) the written agreement of the Company and Optionee and (B) the consummation by the Company of the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement declared effective under the Act.

6. Permitted Transfers. The restrictions of Sections 4 and 5 shall not apply to (i) a transfer of any Shares by Optionee either during Optionee’s lifetime or on death by will or intestacy or by gift, to Optionee’s ancestors, descendants, or spouse or to a trust, partnership or other legal entity for the benefit of any such person or persons, provided, in each such case the transferee or donee shall receive and hold such Shares subject to this Agreement and there shall be no further transfer of such Shares except in accordance with this Agreement, (ii) the proposed sale by Optionee of any Shares to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or (iii) the proposed sale by Optionee of any Shares in any Corporate Transaction (as defined in the Option Agreement).

7. No Sales to Competitors. The provisions of Section 4 and 5 notwithstanding, Optionee may not offer the Shares for sale to, nor entertain any offer to purchase any Shares from, any person, corporation or other entity which is engaged in any business which competes with or provides services similar to those provided by the Company.

8. Stock Dividends, Stock Splits and Recapitalizations. If, from time to time during the term of this Agreement, there is any stock dividend, stock split, recapitalization or other change in the character or amount of any of the outstanding shares of Common Stock, then any and all new, substituted or additional securities to which Optionee is entitled by reason of Optionee’s ownership of the Shares, shall be immediately subject to the terms of this Agreement and be deemed “Shares” for all purposes of this Agreement with the same force and effect as the original Shares from time to time subject to this Agreement.

9. Market Stand-Off. Optionee agrees that, during the period specified by the Company and any underwriter (if an underwritten offering) of the Common Stock following the effective date of a registration statement of the Company filed under the Act, Optionee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Shares during such period. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. Purchaser further agrees to execute a separate lock-up agreement for the benefit of any underwriter consistent with Purchaser’s obligations under this Section 9.

10. Representations of Optionee. Optionee represents and warrants to the Company as follows:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring the Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

(b) Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Act and have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee understands that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that any certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d) In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

11. Legends. Each certificate or certificates representing the Shares subject to this Agreement shall have endorsed upon them a legend substantially as follows:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

12. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable, void or voidable, such decision will not have the effect of invalidating, voiding or rendering voidable the remainder of this Agreement or affect the application of such provision to other persons or circumstances or in other jurisdictions, and the parties agree that the provision of this Agreement so held to be invalid, unenforceable, void or voidable will be deemed to have been stricken (except as set forth in the following sentence of this Section) and the remainder of this Agreement will have the same force and effect as if such provision had never been included. In the event that any provision of this Agreement, or the application of such provision to any person or circumstance, is judicially declared to be invalid, unenforceable, void or voidable by reason of being unreasonably broad in scope or by reason of extending for an unreasonably long period of time, then such provision or application shall be reduced and reformed by such court to a scope or time period which such court shall deem reasonable.

13. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of personal service, (ii) on the third business day after mailing, if the document is mailed by registered mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt conformed by the courier, or (iv) on the date of transmission if sent by telecopy or other means of electronic transmission, with receipt confirmed. Any such notice shall be delivered or addressed (x) to Optionee at the address set forth below Optionee’s signature to this Agreement or at the most recent address specified by Optionee through written notice under this provision and (y) to the Company at the Company’s principal executive office. Failure to conform to the requirements of this Section shall not defeat the effectiveness of notice actually received by the addressee.

15. Entire Agreement. This Agreement, together with the Option and the Plan constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and discussions, whether written or oral, with respect thereto.

16. Amendment. This Agreement may only be amended by both the written agreement of the Company and Optionee.

17. Successors and Assigns. Except as otherwise expressly provided herein, the terms of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties and their heirs, successors and assigns.

18. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of California.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Arbitration. Except to the extent a party is entitled to injunctive or other equitable relief, any controversy or claim arising out of or relating to this Agreement or any agreement referred to herein shall be settled by final and binding arbitration before a single arbitrator in accordance with the then existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”), and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The single arbitrator (the “Arbitrator”) shall be a retired or former district court or appellate court judge of a United States District Court or United States Court of Appeals, or such other person with other qualifications as the parties to such arbitration may agree. Such arbitration shall be held in San Diego County, California. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and/or to enforce an arbitration award pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). The arbitrator shall not have the authority to award punitive damages to any party in any such arbitration proceedings. The arbitrator shall have no authority to require either party to pay the attorneys’ fees or costs of the other party as part of the arbitration award. Direct costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 20 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Optionee and the Company expressly waive their right to a jury trial.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE “COMPANY”	“OPTIONEE”

AUTOGENOMICS, INC.
Print or Type Name of Optionee

By:
Signature of Optionee
Title:
Optionee’s Address:

Facsimile No.:

CONSENT OF SPOUSE

I,                                     , spouse of                                     , have read and approve the Option Agreement and this Restricted Stock Purchase Agreement between my spouse and AutoGenomics, Inc. In consideration of granting of the right to my spouse to purchase shares of AutoGenomics, Inc. set forth in the Option Agreement and this Restricted Stock Purchase Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Option Agreement and this Restricted Stock Purchase Agreement and agree to be bound by the provisions of the Option Agreement and this Restricted Stock Purchase Agreement insofar as I may have any rights in said agreements or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Purchase Agreement.

Dated:	,
Signature of Spouse